Exhibit 99.2

Quadrem International Holdings, Ltd.

CONSOLIDATED FINANCIAL STATEMENTS

as prepared under U.S. generally accepted accounting principles

December 31, 2009

Quadrem International Holdings, Ltd. – December 31, 2009

Independent Auditors’ Report

The Shareholders

Quadrem International Holdings, Ltd.:

We have audited the accompanying consolidated balance sheet of Quadrem International Holdings, Ltd. and subsidiaries (“the Company”) as of December 31, 2009 and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quadrem International Holdings, Ltd. and subsidiaries as of December 31, 2009 and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

(signed) KPMG LLP

September 8, 2010

Quadrem International Holdings, Ltd. – December 31, 2009

CONSOLIDATED BALANCE SHEET

In USD thousands

December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	15,875
Trade receivables, net of allowance for doubtful accounts of $743	9,304
Deferred tax assets, current	1,238
Prepaid expenses and other	1,239

Total current assets	27,656

Equipment, furniture and fixtures, net	2,159
Intangible assets, net and other long term assets	1,916
Goodwill	70
Deferred tax assets, non-current	586

Total assets	32,387

LIABILITIES AND EQUITY
Current liabilities:
Trade and other payables	8,788
Income taxes payable	1,919
Capital lease obligation, current	1,211
Deferred revenue	4,270
Deferred tax liabilities, current	16

Total current liabilities	16,204
Capital lease obligation, non-current	2,354
Employee benefits	1,719
Deferred rent	691
Deferred tax liabilities	111
Other	231

Total liabilities	21,310

Commitments and contingencies

Equity
Common stock, $1 par value; authorized - 5,000,000 shares; issued and outstanding - 1,655,438 shares	1,655
Additional paid-in capital	148,037
Accumulated other comprehensive income	201
Accumulated deficit	(139,132)

Total equity attributable to shareholders of the Company	10,761
Non-controlling interest	316

Total equity	11,077

Total liabilities & equity	32,387

See accompanying notes to consolidated financial statements.

Quadrem International Holdings, Ltd. – December 31, 2009

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

In USD thousands

Year ended December 31, 2009
Membership and transaction fees	47,759
Auction fees	2,997
Content fees	2,493
Other	4,747

Revenue	57,996

Direct service costs	(7,678)

Direct margin	50,318

Selling and marketing	(6,347)
General and administrative expense	(10,053)
Technology	(8,613)
Customer support	(19,674)
Goodwill impairment	(696)

Income from operations	4,935

Interest expense	(762)
Gain on foreign currency, net	1,023
Other loss, net	(141)

Income before provision for income taxes	5,055

Provision for income taxes	(1,573)

Net income	3,482
Less: Net income attributable to the noncontrolling interest	316

Net income attributable to shareholders of the Company	3,166

Net income	3,482
Other comprehensive income:
Foreign currency translation gain	1,000

Comprehensive income	4,482
Less: Comprehensive income attributable to noncontrolling interest	316

Comprehensive income attributable to shareholders of the Company	4,166

See accompanying notes to consolidated financial statements.

Quadrem International Holdings, Ltd. – December 31, 2009

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

In USD thousands

	Attributable to shareholders of the Company							Total Equity
	Common Stock		Additional	Accumulated			Non-Controlling Interest
	Shares	Amount	Paid-In Capital	Other Comprehensive (Loss) Income	Accumulated Deficit	Total
At January 1, 2009	1,491,805	1,492	143,175	(799)	(142,298)	1,570	—	1,570
Income for the period	—	—	—	—	3,166	3,166	316	3,482
Cumulative translation adjustment	—	—	—	1,000	—	1,000	—	1,000
Settlement of convertible debentures	163,589	163	4,253	—	—	4,416	—	4,416
Share-based payments	—	—	609	—	—	609	—	609

At December 31, 2009	1,655,394	1,655	148,037	201	(139,132)	10,761	316	11,077

See accompanying notes to consolidated financial statements.

Quadrem International Holdings, Ltd. – December 31, 2009

CONSOLIDATED STATEMENT OF CASH FLOWS

In USD thousands

Year ended December 31, 2009
Operating activities
Net income for the year	3,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	997
Provision for impaired trade receivables	701
Amortization of intangibles	1,368
Non-cash interest expense	511
Impairment of goodwill	696
Deferred income tax benefit	(1,360)
Share-based payments	834
Changes in assets and liabilities:
Trade receivables	(272)
Prepaid expenses and other assets	806
Accounts payable and accrued expenses	4,570
Accrued income taxes payable	(207)
Deferred revenue	(376)

Net cash flows provided by operating activities	11,750

Investing activities
Investment in ESS Cubed	(764)
Purchase of equipment and fixtures	(659)
Purchase of intangibles	(602)

Net cash flows used in investing activities	(2,025)

Financing activities
Repayment of term debt	(998)
Decrease in restricted cash	285

Net cash flows used in financing activities	(713)

Foreign currency effect on changes in cash and cash equivalents	245

Net increase in cash and cash equivalents	9,257
Cash and cash equivalents at January 1, 2009	6,618

Cash and cash equivalents at December 31, 2009	15,875

Supplemental cash flow information:
Cash outflow for interest	(249)

Cash inflow for interest	111

Cash paid for income taxes	(2,745)

Non cash investing activity:
Obligation to issue ordinary shares in business combination	(780)

Non cash financing activity:
Conversion of debentures with $4,416 carrying value to common shares	—

See accompanying notes to consolidated financial statements.

Quadrem International Holdings, Ltd. – December 31, 2009

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands)

1.	Business and organization

Quadrem International Holdings, Ltd. and subsidiaries (“QIHL” or “the Company”) is a limited liability company incorporated and domiciled in Bermuda.

The Company has developed and operates a global electronic marketplace to facilitate the procurement of goods and services by companies from their supplier communities. The Company has operating subsidiaries performing customer support services in thirteen countries at December 31, 2009.

2.	Summary of significant accounting policies

a.	Basis of presentation

The accompanying consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated in consolidation.

b.	Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reported period. Estimates are based upon historical factors, current circumstances and the experience and judgment of management. Significant estimates include those required in allocation of revenues between recognized and deferred amounts, fair value of financial instruments, assessment of the recoverability of goodwill and other intangible assets, allowances for doubtful accounts, share-based compensation expense and valuation allowances for deferred tax assets and tax liabilities. Actual results may differ from these estimates.

c.	Foreign currency

The consolidated financial statements are presented in USD, which is the Company’s functional and presentation currency. Each entity in the group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency.

The functional currency for the Company’s operations in Chile and Brazil is the Chilean Peso and Brazilian Real, respectively. In 2008, the Company acquired a professional services company in South Africa for which the functional currency is the South African Rand. The USD is the functional currency for all other foreign operations of the Company. Accordingly, the Company’s foreign operations remeasure monetary assets and liabilities denominated in foreign currency at the year-end spot rate. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are remeasured using the exchange rates as of the dates of the initial transactions. Revenue and expense accounts are remeasured at the average exchange rates in effect during the year. The exchange differences arising on the translation are taken directly to a separate component of equity for the Chile, Brazil and South African professional services subsidiaries. The exchange differences arising on the translation of the USD functional currency

Quadrem International Holdings, Ltd. – December 31, 2009

foreign subsidiaries are recognized in the consolidated statement of operations and comprehensive income as a foreign currency gain or loss.

d.	Certain risks and concentrations

Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments. The majority of the Company’s revenue and net income is denominated in currencies other than the U.S. dollar. Fluctuations of the U.S. dollar against foreign currencies could adversely affect operating results.

Financial instruments that potentially subject the Company to significant concentrations of credit risk are principally its trade accounts receivable. Credit risk with respect to trade accounts receivable is partially mitigated due to the large number of entities comprising the Company’s customer base. The Company continually evaluates the creditworthiness of its customers’ financial condition and generally does not require collateral.

e.	Cash and cash equivalents

Cash and cash equivalents comprise cash at banks and on hand and short-term deposits with an original maturity of three months or less.

f.	Allowance for doubtful accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due, and thereby reduces the net recognized receivable to the amount the Company reasonably believes will be collected. For the remaining customers, the Company recognizes allowances for doubtful accounts based on the length of time the aggregate receivables are outstanding, the current business environment and historical experience.

g.	Equipment, furniture and fixtures

Equipment, furniture and fixtures are comprised of furniture, equipment and leasehold improvements, which are stated at cost less accumulated depreciation and impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the items. Costs for replacements and improvements are capitalized. Repairs and maintenance expenditures, which are not considered improvements and do not extend the useful life of the asset, are expensed as incurred. Depreciation of equipment, furniture and fixtures is recorded on a straight-line basis over the estimated useful life of the assets. The estimated useful life for office furniture and equipment is five years and for computer equipment is three years. Leasehold improvements are amortized over the lesser of the assets’ useful life or the applicable remaining lease term. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. When an asset is disposed, the asset and accumulated depreciation are removed from the accounts, and the corresponding gain or loss is recognized in earnings.

Quadrem International Holdings, Ltd. – December 31, 2009

h.	Internal use software

Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the software project is substantially complete and ready for its intended use.

i.	Business combinations and goodwill

Business combinations are accounted for using the acquisition method. Goodwill is initially measured at cost being the excess of consideration paid over the Company’s share in the fair value of the acquiree’s net identifiable assets, liabilities and contingent liabilities. When the excess is negative, it is recognized immediately in the consolidated statement of operations and comprehensive income. Subsequent measurement of goodwill is at cost less accumulated impairment losses.

j.	Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost and consist primarily of software and licenses. The cost of intangible assets acquired in a business combination is fair value as of the date of acquisition and consist primarily of trademarks. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Internally generated intangible assets, excluding capitalized development costs, are not capitalized and expenditure is reflected in the statement of operations and comprehensive income in the year in which the expenditure is incurred.

The useful lives of intangible assets are assessed to be either finite or indefinite. The Company’s intangible assets that have finite lives are amortized over their estimated useful life which range from 3 years for software to 10 years for trademarks. The amortization expense on intangible assets with finite lives is included in general and administrative expenses in the statement of operations and comprehensive income.

k.	Long-lived assets

The Company reviews equipment, furniture and fixtures and certain identifiable intangibles, excluding goodwill, for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If equipment, furniture and fixtures and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value.

The Company does not amortize goodwill and intangible assets with indefinite useful lives, rather such assets are required to be tested for impairment at least annually or sooner whenever events or changes in circumstances indicate that the assets may be impaired.

l.	Share-based payment awards

Employees of the Company receive remuneration in the form of share-based payment transactions, whereby employees render services as consideration for equity instruments (‘equity-settled transactions’). All of the Company’s share-based remuneration is equity-settled.

Quadrem International Holdings, Ltd. – December 31, 2009

The cost of equity-settled share-based payment awards with employees is measured by reference to the fair value at the date on which they are granted. The Company recognizes the cost of equity-settled share-based payment awards together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled using a straight line basis over the requisite service period for each separately vesting portion of the award. The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of equity instruments that will ultimately vest.

m.	Revenue recognition

Substantially all of the Company’s revenue is derived from providing services. The Company recognizes revenue when the following conditions are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, iii) the sales price is fixed or determinable, and iv) collection is probable. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, and other sales taxes or duty.

For multiple element arrangements, which could include integration fees, membership fees and transaction costs, the Company allocates revenue to each element based on its respective fair value, provided that each element meets the criteria for treatment as a separate unit of accounting. An item is considered a separate unit of accounting if it has value to the customer on a standalone basis, and there is objective and reliable evidence of the fair value of the undelivered items. The fair value of the undelivered element is based on historical evidence of stand-alone sales of the element or upon substantive renewal rates stated in the contract. For those arrangements where the deliverables do not qualify as a separate unit of accounting, revenue from all deliverables are treated as one accounting unit and recognized ratably over the performance period.

The Company recognizes revenue from membership fees as it is earned. Prepaid membership fees are deferred and amortized to income over the membership period on a straight-line basis. Fees from auctions and transaction fees are recognized when performance of the service is completed.

Revenue from professional services contracts is recognized by reference to the stage of completion at each balance sheet date. The stage of completion is determined based on the ratio of costs incurred to total estimated costs required to provide service under each of the professional services contracts.

n.	Income taxes

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are provided to account for the difference between the financial reporting and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are recorded when it is more likely than not, based on objective evidence, that the deferred tax assets will not be realized.

o.	Other comprehensive income

Other comprehensive income is comprised of foreign currency translation adjustments which are excluded from net income.

Quadrem International Holdings, Ltd. – December 31, 2009

p.	Recently issued accounting pronouncements

In December 2007, the FASB issued updated guidance that establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance requires that noncontrolling interests be classified as a separate component of equity in the consolidated financial statements and requires that the amount of net income attributable to noncontrolling interests be included in consolidated net income. The guidance was effective 1 January 2009 on a prospective basis except for the presentation and disclosure requirements, which are applied retrospectively. The adoption of this guidance did not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued updated guidance that establishes principles and requirements for the reporting entity in a business combination. The standard changes the accounting for business combinations including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition-related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance. This guidance is effective for fiscal years beginning after 15 December 2008. The Company adopted this standard 1 January 2009. The adoption of this guidance did not have a material impact on the consolidated financial position or results of operations.

In April 2008, the FASB issued updated guidance in determining the useful life of intangible assets. The standard changes the factors to be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset. This guidance is effective for fiscal years beginning after 15 December 2008. The Company adopted this standard 1 January 2009. The adoption of this guidance did not have a material impact on the consolidated financial position or results of operations.

In May 2009, the FASB issued an accounting standard update, which establishes the accounting for and disclosures of subsequent events. These changes require the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Company adopted this accounting standard update in 2009.

In June 2009, the FASB issued The FASB Accounting Standards Codificationtm and the Hierarchy of Generally Accepted Accounting Principles, which identifies the sources of accounting principles and the framework for selecting principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (“GAAP”) in the United States. The new codification was effective for interim and annual periods ending after 15 September 2009. The adoption of this guidance did not have a material impact on the consolidated financial position or results of operations.

In September 2009, the FASB issued an update for guidance on accounting for uncertainty in income taxes and disclosure amendments for nonpublic entities. The update provides implementation guidance that is applicable to all entities and amends the disclosure requirement for nonpublic entities by eliminating the requirements for certain disclosures. The amendments are effective for annual financial statements for fiscal years beginning after Dec. 15, 2008. This guidance did not have a material impact on the consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued guidance that allows companies to allocate arrangement consideration in a multiple element arrangement in a way that better reflects the transaction economics. It provides another alternative for establishing fair value for a deliverable when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined. When this evidence cannot be determined, companies will be required to develop a best estimate of the selling price to

Quadrem International Holdings, Ltd. – December 31, 2009

separate deliverables an allocate arrangement consideration using the relative selling price method. The guidance also expands the disclosure requirements to require that an entity provide both qualitative and quantitative information about the significant judgments made in applying this guidance. This guidance is effective on a prospective basis for revenue arrangements entered into or materially modified on or after 15 June 2010, with early adoption permitted. The Company is currently evaluating the impact of its pending adoption on the Company’s consolidated financial statements.

3.	Business combinations

In 2008, the Company acquired all of the shares in ESS Cubed Procurement (Proprietary) Limited, an eProcurement professional services company, domiciled in South Africa, for $1,343 comprised of $563 cash and 14,424 shares of QIHL common stock. The share issuance to the sellers was subject to the South African Reserve Bank approval for the sellers to hold an equity interest in QIHL, a non-resident company. In 2009, the South African Reserve Bank declined the Seller’s petition for ownership in QIHL. As a result, the Company settled the remainder of the consideration in cash and, accordingly, removed the accrued liability from the consolidated balance sheet.

The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values on the date of acquisition. The following summarizes the allocation of the purchase price:

Equipment, furniture and fixtures	40
Trade receivables	238
Trade and other payables	(83)

Net identifiable assets and liabilities	195
Goodwill on acquisition	1,148

Consideration paid	1,343

At December 31, 2009, the recoverable amount of the ESS Cubed reporting unit was determined to be less than the carrying amount and an impairment loss of $696 was recognized. The impairment loss, resulting from not meeting forecasted growth projections, was allocated fully to goodwill and is included in the consolidated statement of operations and comprehensive income.

The recoverable amount at December 31, 2009 was determined by discounting the future cash flows generated from the continuing use of the reporting unit and was based on the following key assumptions:

•	Cash flows were projected based on actual operating results and the annual business plan.

•	Revenues were forecasted to grow at a compound annual growth rate of 4%.

•

A discount rate of 17.5 percent was applied in determining the fair value of the reporting unit. The discount rate was estimated based on an industry average weighted average cost of capital for businesses in South Africa.

Quadrem International Holdings, Ltd. – December 31, 2009

4.	Income tax

As a Bermuda exempt limited company, the Company has no Bermuda statutory tax obligation. The provision for income taxes results from the Company’s operations in taxable jurisdictions and is comprised of the following amounts:

Current income tax provision	2,933
Deferred income tax provision (benefit)	(1,360)

1,573

Income tax expense relates to taxable income resulting from cost plus transfer pricing arrangements for the Company’s operating subsidiaries in all countries where generally only support operations are maintained, withholding tax and taxable income in Brazil and Chile, which have both revenue and operating responsibilities. Substantially all of the current income tax expense in 2009 relates to the Company’s operations in Brazil and Chile.

Components of deferred taxes are as follows:

2009
Deferred tax assets:
Net operating loss carryforwards	1,592
Deferred revenue	190
Accrued expenses	184
Other	61

Total deferred tax assets	2,027

Valuation allowance	—

Deferred tax liabilities
Depreciation	(172)
Other	(158)

Total deferred tax liabilities	(330)

At December 31, 2009, the Company had tax losses of approximately $6,122 attributable to operations in The Netherlands and South Africa that are available for offset against future taxable profits of the companies in which the losses arose. The tax loss in South Africa can be carried forward indefinitely. The tax loss in The Netherlands expires in the year 2016. The unrecognized tax benefit related to net operating losses at December 31, 2009 is $0.

Deferred tax assets at December 31, 2009 relate to the net operating losses in The Netherlands and South Africa and temporary differences in South Africa, Chile, United States, and Australia. At December 31, 2009, no valuation allowance has been provided due to the expectation of continued operating profits in the jurisdictions in which the net operating losses and temporary differences arose based on the generation of profits from operations in each of the last three years.

Undistributed earnings of certain of the Company’s subsidiaries are considered to be permanently reinvested; accordingly, no provision for taxes on repatriation has been provided.

Quadrem International Holdings, Ltd. – December 31, 2009

5.	Equipment, furniture and fixtures

Equipment, furniture and fixtures, net, consisted of the following:

Leashold improvements	1,162
Equipment	6,580
Furniture and fixtures	885

8,627
Less: accumulated depreciation	(6,468)

2,159

For the year ended December 31, 2009, the Company recorded depreciation expense related to equipment, furniture and fixtures of $997.

6.	Intangible assets, net and other long-term assets

Goodwill

The below table reflects changes or activity in the balances related to goodwill for the year ended December 31, 2009:

Goodwill balance as of 1 January 2009, net of accumulated impairment losses of $368	780
Goodwill adjustment - impairment	(696)	(a	)
Impact of foreign currency translation	(14)	(b	)

Goodwill balance as of 31 December 2009	70

(a)	During the year ended December 31, 2009, the Company recorded a non-cash impairment charge related to the EssCubed reporting unit goodwill. See Note 3 of Notes to Consolidated Financial Statements.
(b)	Goodwill is allocated to an international subsidiary. As a result, the carrying amount of goodwill is impacted by foreign currency translation.

Intangible assets, net and other long term assets

Intangible assets, net and other long-term assets are comprised of software, trademarks, restricted cash and long term prepaid assets.

Patents and trademarks	388
Software	4,454
Software developed for internal use	2,224

7,066
Less: accumulated amortization	(5,331)

1,735
Restricted cash and long term prepaid assets	181

1,916

Quadrem International Holdings, Ltd. – December 31, 2009

Amortization expense recorded for the year ended December 31, 2009 related to patents and trademarks and software totaled $1,368. Estimated remaining amortization expense is $883, $496 and $355 for 2010, 2011 and 2012, respectively.

In December 2007, the Company entered into an agreement for the use of a software license. The software agreement has been accounted for as a capital lease and, accordingly, the Company has recorded both the software intangible asset and the related debt (see Note 8). At December 31, 2009, the software license included in intangible assets totaled $1,008, net of $2,043 in accumulated amortization.

Amortization of trademarks is classified as general and administrative expense and amortization of software costs is classified as technology expense in the statement of operations and comprehensive income.

7.	Trade receivables

Trade receivables, net at December 31, 2009 consists of the following:

Trade receivables	10,047
Less allowance for doubtful accounts	(743)

Trade receivables - net	9,304

Trade receivables are non-interest bearing and are generally extended to customers on 30 day terms.

There is no concentration of credit risk with respect to trade receivables, as the Company has a large number of internationally dispersed customers.

Movements in the allowance for doubtful accounts were as follows:

Allowances at 1 January	(528)
Provision, net of recovery for bad debts	(701)
Trade receivables written off	486

Allowances at 31 December	(743)

8.	Interest-bearing loans and borrowings

Interest bearing loans and borrowing consists of the following at December 31, 2009:

2009
Obligations under software license and capital leases	3,565
Bank loan	—
Convertible debentures	—

3,565
Less: current portion	(1,211)

2,354

Obligations under software license and capital leases

In December 2007, the Company entered into an agreement for the use of a software license. The term of the agreement is 5 years which is the estimated useful life of the asset. Payments pursuant to the software license agreement are variable subject to future minimum annual payments. The present value of the future

Quadrem International Holdings, Ltd. – December 31, 2009

minimum payments using an imputed interest rate of 9.5% totaled $5,036 at inception. Accordingly, the Company recorded both the software intangible asset and the related debt. In November 2009, in accordance with the terms of the agreement, the Company exercised an option to change the territory covered by the agreement which resulted in a reduction of future minimum annual payments. This election was accounted for prospectively and resulted in a reduction to the software intangible asset and related finance lease payable of $1,985 in 2009. The minimum annual payments required by the agreement, after the reduction, are included in the table below. The minimum payment due in 2010 includes $111 related to 2009 that was outstanding at December 31, 2009.

2010	1,211
2011	1,400
2012	1,700

4,311

At December 31, 2009, the present value of the future minimum payments using an imputed interest rate of 9.5% totaled $3,565 with future minimum payments under the software license as follows:

Within one year	1,211
After one year but not more than five years	3,100

Total minimum payments	4,311
Less amount representing finance charges	746

Present value of minimum payments	3,565

Bank loan

The Company entered into a loan with a U.S. based bank on 25 April 2007. The bank loan, repayable in 36 monthly installments through April 2010, bearing interest at U.S. prime rate plus 2 points was repaid in full in 2009. The bank loan was secured by the assets of a U.S. subsidiary of the Company comprised primarily of computer hardware and office equipment and receivables of the subsidiary. The bank loan was repaid in full in 2009.

Convertible debentures

On 2 July 2004, the Company closed a private placement with several shareholders of $27 par value convertible debentures bearing interest at prime plus 1% for net proceeds of $4,416. The debentures are convertible into 163,589 shares. Interest is payable semi-annually in arrears on 15 June and 15 December of each year.

The debentures are redeemable for cash, in whole or in part, at par plus accrued and unpaid interest at the option of the Company any time or at the option of the holder on or after 2 July 2008. The debentures are collateralized by software licenses and a significant portion of the trade receivables and are convertible into ordinary shares of the Company on a one-for-one basis with no additional payment required from the debenture holder. The debentures mature 2 July 2012 if they are not otherwise redeemed or converted to ordinary shares prior to this date.

In connection with the offering of the convertible debentures, the Company also issued 10,387 common shares as payment for a 4% commission and 163,589 common share purchase warrants to the debenture holders. For accounting purposes, the proceeds from the issuance of the convertible debentures were allocated between the fair value of shares, warrants and debentures issued. The debentures were considered to have a beneficial conversion feature as the fair value allocated to the debentures was less

Quadrem International Holdings, Ltd. – December 31, 2009

than the fair value on the date of issuance of the Company’s common stock into which the debentures are convertible. The intrinsic value of the beneficial conversion feature was computed to be $1,642. The resulting allocations of the gross proceeds were as follows:

Debentures	1,132
Beneficial conversion feature	1,642
Common share purchase warrants	1,466
Common shares issued for payment of commission	176

4,416

The Company has recorded the fair value of the warrants and beneficial conversion feature as additional paid-in capital. The resulting debt discount of $3,284 resulted in an effective interest rate of 31% and was amortized to expense using the interest method from the date the debt was issued to July 2, 2008, the earliest date the debenture holders could demand payment.

On 2 October 2009, the Company exercised its option and called the debentures, and as a result, on December 31, 2009, the debentures were settled with the issuance of 163,589 ordinary shares.

9.	Commitments and Contingencies

Operating lease commitments

The Company was obligated under non-cancelable operating lease agreements for office space with future minimum lease payments as follows:

Year ending 31 December
2010	1,599
2011	1,155
2012	860
2013	572
2014	548
Thereafter	2,192

Total	6,926

Rent expense charged to the statement of operations and comprehensive income pursuant to operating lease agreements was $1,688 for 2009.

In 2008, the Company entered into an operating lease with a term of 125 months for office space. In connection with the new lease, the Company received lease incentives of $627 for leasehold improvements. The Company recorded the amount of the incentive received as deferred rent and is recognizing the amount as a reduction of future lease expense over the term of the lease. The lease has an early termination option at the end of the 65th month equal to the unamortized value of the leasehold improvements plus two months rental.

The Company had outstanding letters of credit to support future operating lease obligations and other commitments in the amount of $326 at December 31, 2009. The letters of credit are partially collateralized by funds deposited into restricted cash accounts which are not available to the Company for general use. The Company had $169 in restricted cash classified in other long-term assets on the consolidated balance sheet at December 31, 2009.

Quadrem International Holdings, Ltd. – December 31, 2009

Other commitments

The Company has contractual commitments for hosting services and maintenance fees from vendors. Such commitments are subject to specified performance conditions and acceptance criteria and, in some cases, are subject to cancellation if the performance and acceptance criteria specified in the agreements are not met.

Contingencies

The Company becomes a party to legal actions as part of its normal course of business. The Company does not believe the settlement of any current legal actions will have a material effect on its financial position or results of operations.

10.	Share-based payment plans

The Company grants options to employees under the 2004 Stock Purchase Plan (“2004 Plan”). Options granted under the 2004 Plan have a ten-year life and generally vest over three years. At December 31, 2009, the Company had 248,316 common shares reserved for issuance for share options issued to employees. Movements in the number of share options outstanding and their related weighted average exercise price are as follows:

	Options	Average exercise price per share
Outstanding at 1 January 2009	171,250	38.78
Granted in 2009	38,550	41.00
Exercised in 2009	—	—
Forfeited in 2009	(17,488)	41.55

Outstanding at 31 December 31 2009	192,312	38.98

No options have expired under the 2004 Plan. The share options outstanding at December 31, 2009 had a weighted average remaining contractual life of 6.6 years with exercise prices ranging from $27.00 to $53.90 per share.

At December 31, 2009, 148,616 share options were fully vested and had a weighted average remaining contractual life of 6.0 years with a weighted average exercise price of $36.89.

The weighted average fair value of options granted during the year was $20.97. The fair value of share options granted is estimated at the date of grant using an option pricing model taking into account the terms and conditions upon which the options were granted. The following table lists the inputs to the model used for the years ended December 31, 2009:

2009
Dividend yield (%)	0%
Expected volatility (%)	53%
Risk-free interest rate (%)	1.8%
Expected life of options (years)	5

Quadrem International Holdings, Ltd. – December 31, 2009

Volatility was determined based on the volatility of companies in a similar industry during the respective time periods.

On January 1, 2009, the Company established a long-term incentive plan (“LTIP”) for key management employees. The LTIP provides for payment to participants in cash or shares for the attainment of certain financial performance goals with the number of shares to be determined based on a 15% discount to the fair value of the shares at time of payment. The LTIP measurement date is the earlier of 31 December 2011 or upon sale, liquidation or dissolution of the Company. In 2009, the Company recorded compensation expense related to the LTIP of $1,719 with $224 of compensation expense related to the LTIP share discount factor. The LTIP liability is recorded as employee benefits payable on the consolidated balance sheet and is remeasured at fair value with changes recorded to compensation expense.

The Company recognized compensation costs arising from share based payment awards for the year ended December 31, 2009 of $834. Compensation cost related to nonvested awards not yet recognized in the statement of operations and comprehensive income at December 31, 2009 totaled $353. The weighted average period in which the expense related to nonvested awards is expected to be recognized is 2.1 years.

11.	Expense by nature

Direct service costs include amounts paid to third parties for support and delivery of specific project related services. Direct service costs paid to third parties that are incremental to a specific revenue contract are deferred and recognized over the related revenue period. Also included in direct cost of sales are revenue taxes paid for amounts invoiced in Brazil.

Selling and marketing includes all costs that have been incurred in the process of promoting the services of the Company to customers inclusive of marketing collateral, advertising and business development activities. For the year ended December 31, 2009 the advertising component was $290.

General and administrative expense includes costs related to legal, corporate human resources, finance and executive management functions.

Technology includes costs related to (i) research and development, (ii) maintenance of internally developed software, (iii) network hosting and license fees, and (iv) hardware and infrastructure. For the year ended December 31, 2009, the research and development component was $1,454.

Customer support includes costs incurred in regional offices inclusive of account management and customer service and support activities.

Quadrem International Holdings, Ltd. – December 31, 2009

2009
Compensation & benefits	26,881
Travel & entertainment	1,289
Consulting & outsourced services	2,540
Facility & general administrative	3,443
Taxes, audit, insurance	1,322
Network, hosting & license fees	3,635
Legal fees	787
Depreciation and amortisation	2,325
Non-cash stock-based compensation	834
Goodwill impairment	696
Other	1,631

45,383

Classified as:
Selling and marketing	6,347
General and administrative expense	10,053
Technology	8,613
Customer support	19,674
Goodwill impairment	696

45,383

12.	Other income and expense

12.1 Interest expense

2009
Convertible debentures	(188)
Bank loan and overdrafts	(61)
Finance charges payable under capital leases	(513)

(762)

12.2 Other income, net

Interest income on deposits	111
Bank fees	(252)

(141)

13.	Employee benefit plans

The Company maintains defined contribution retirement savings plans and is required to make contributions under statutory plans. These plans cover substantially all of the Company’s employees. Under most plans, the Company matches the employees’ contributions up to 6% of eligible wages and follows statutory requirements for contributions for the remaining plans. For years ended December 31, 2009, the Company’s contributions were $1,276.

Quadrem International Holdings, Ltd. – December 31, 2009

14.	Related party disclosures

A large number of the Company’s equity holders are also customers. In the year ended December 31, 2009, $8,789 of total revenue was received directly from the Company’s shareholders; however, a substantial majority of the Company’s non-shareholder revenues was derived from companies who sold goods or services to the Company’s shareholders through the Quadrem marketplace. In addition, $999 in trade accounts receivable at December 31, 2009 was due from the Company’s shareholders.

Compensation expense related to key management personnel, inclusive of all fees paid to directors, is detailed in the table below for the year ended December 31, 2009.

Short term employee benefits	1,796
Post-employment benefits	26
Share-based payments	79

1,900

15.	Financial instruments

Set out below is a comparison by category of carrying amounts and fair values of all of the Company’s financial instruments at December 31, 2009:

	Carrying Amount	Fair Value
Financial assets
Cash	15,875	15,875
Trade receivables	9,304	9,304

Financial liabiliites
Interest bearing loans and borrowings	3,565	3,885
Trade and other payables	8,788	8,788

16.	Subsequent events

In March 2010, the Company entered into a non-binding agreement for the sale of all of the outstanding shares of the Company to a third party. The sale is contingent on the successful completion of due diligence by the acquirer and a vote to approve the transaction by the shareholders of the Company.

The Company has evaluated subsequent events through September 8, 2010, the date the financial statements were issued.